UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

ONITY GROUP INC.

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ONIT	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 1, 2024, Onity Group Inc. (together with its wholly-owned subsidiaries including PHH Mortgage Corporation, “Onity” or the “Company”) issued a press release announcing results for the second quarter ended June 30, 2024 and providing a business update. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 and the information in the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On July 26, 2024, Onity entered into a letter of intent with Waterfall Asset Management, LLC on behalf of managed investment funds (collectively “Waterfall”) to acquire certain reverse mortgage assets of Mortgage Assets Management, LLC (“MAM”), among other related transactions, including certain financing arrangements to be provided by Waterfall. MAM’s equity interest is held by an investment fund managed by Waterfall. The assets expected to be acquired are currently subserviced by PHH Mortgage Corporation and include HECM reverse mortgage loans together with HMBS related borrowings with a projected unpaid principal balance of approximately $3 billion, and certain related reverse mortgage assets, with a target aggregate net asset value of $55 million.

In consideration of the asset acquisition, Onity will issue Waterfall shares of a newly designated series of preferred stock with a liquidation preference and par amount of $51.7 million, subject to certain adjustments, and a 7.875% dividend rate for five years, increasing 2.5% each year thereafter up to a 15% cap. The preferred stock is non-convertible, cumulative, and callable at Onity’s option after four years.

The acquisition of MAM’s assets is expected to close during the second half of 2024, subject to the satisfaction of customary due diligence activities, the receipt of necessary consents and approvals, and other customary closing conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Onity Group Inc. dated August 1, 2024 announcing financial results for the second quarter ended June 30, 2024

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements relating to the timing for the expected closing of our acquisition of reverse mortgage assets of MAM, and the composition and aggregate net value of the assets to be acquired. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially, including the outcome of due diligence activities, the timing for receipt of consents and approvals necessary to close the transaction, and other risks and uncertainties detailed in our reports and filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K for the year ended December 31, 2023, and current reports and quarterly reports filed with the SEC since such date. Anyone wishing to understand Onity’s business should review our SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONITY GROUP INC.
(Registrant)

Date: August 1, 2024	By:	/s/ Sean B. O’Neil
Sean B. O’Neil
Chief Financial Officer